Exhibit 10.3

Working Cash(R) Trust Agreement
-----------------------------------------------------------------------PNC BANK


THIS WORKING CASH(R) TRUST AGREEMENT ("Trust Agreement") made this 1st day of May, 1997, between Universal Stainless & Alloy Products, Inc., as Grantor, and PNC Bank, National Association, as Trustee ("Trustee"):

                                   WITNESSETH:

WHEREAS, pursuant to the terms of the Working Cash(R), Line of Credit, Investment Sweep Agreement (the "Working Cash Sweep Agreement") appended hereto and incorporated by reference herein, Grantor maintains with PNC Bank, National Association in its non-representative capacity (the "Bank") the account ("Account") indicated below:

Account Name                                      Account Number

                                                                      , and

WHEREAS, pursuant to the terms of the Working Cash Sweep Agreement, Grantor will cause Bank, from time to time, to transfer certain sums from Grantor's Account to Trustee for the short-term investment of those sums; and

WHEREAS, pursuant to the terms of the Working Cash Sweep Agreement, Trustee will be from time to time directed to transfer certain sums from the Trust to the Account; and

WHEREAS, whenever the assets held in the Trust hereunder ("Principal") and Credits transferred to the Account are insufficient to cover the Debits to the Account, Bank shall, pursuant to the Amended and Restated Credit Agreement (the "Line of Credit Agreement") with Grantor incorporated herein by reference and subject to the limitations as set forth therein, transfer sufficient funds to the Account; and

WHEREAS, Trustee shall have no liability to repay amounts so advanced by Bank and shall be indemnified by Grantor for all claims against Trustee by Bank or any third parties in connection with amounts due under the Line of Credit Agreement.

NOW, THEREFORE, the parties agree that Trustee shall hold the Principal in trust, and invest and administer such Principal upon the following terms:

1. Trustee shall invest and reinvest the Principal of the Trust in such short-term investments, including any common trust fund maintained by Trustee for the short-term investment of funds, as Trustee, after consultation with Grantor, shall deem appropriate.

2. The Trustee may invest the Principal or the assets of any common trust fund in which the Trust is invested, in related investments, including but not limited to, securities underwritten by Bank or an affiliate of Bank, mutual funds advised or otherwise serviced by Bank or an affiliate, deposits of Bank or an affiliate, and repurchase and reverse-repurchase agreements with Bank. Grantor acknowledges that Bank may be separately and additionally compensated or may derive profit in connection with such related investments and consents to such additional compensation and/or profit.

3. Trustee shall, from time to time, transfer the net income of the Trust to the Account.

4. Trustee shall transfer such amounts of Principal to the Account as Bank may from time to time direct, pursuant to the terms of the Working Cash Sweep Agreement and Trustee shall be without liability for complying with any such direction from Bank and shall have no duty to inquire about or in any way confirm the appropriateness of such direction or of such Account.

5. Trustee shall have no liability to repay amounts advanced by Bank and Grantor shall indemnify and hold Trustee harmless for all claims made against it by Bank or any third parties in connection with amounts due Bank under the Line of Credit Agreement.

6. Except as limited by the Line of Credit Agreement, Grantor reserves the right, by a signed instrument delivered to Trustee, to revoke this Trust Agreement. Further, this Trust Agreement may be amended by an instrument signed by Grantor and Trustee.

7. Without prejudice to Bank's rights under the Line of Credit Agreement, Trustee may resign at any time by delivering thirty days' written notice of such resignation to Grantor and Bank.

8. Trustee shall be entitled to compensation for its services in accordance with its Schedule of Fees as such may be amended from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their respective duly authorized representatives as of the day and the year first above written.

ATTEST/WITNESS:                               GRANTOR:

                                              UNIVERSAL STAINLESS & ALLOY
                                               PRODUCTS, INC.

TRUSTEE: PNC BANK, NATIONAL ASSOCIATION
                                              By:
                                              Name:
By:                                           Title:
Name:
Title:


LAV/WORKCASH.TRU                                                 APRIL 29, 1997
BF 55806.2:  4/29/97
C/M 11834.0000 491947.1